United States

Securities And Exchange Commission

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2015

CAMPUS CREST COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34872	27-2481988
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2100 Rexford Road, Suite 414
Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 496-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Campus Crest Communities, Inc. (the “Company”) disclosed in a Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2015 (the “Form 12b-25”) that it is unable to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. The Company and certain of its affiliates recently completed (effective January 30, 2015) certain acquisitions pursuant to the Company’s purchase and sale agreement, as amended, with the former members of Copper Beech Townhome Communities, LLC and Copper Beech Townhome Communities (PA), LLC (together “Copper Beech”). Due to the significance and complexity of this transaction, most notably the need to account for these interests as joint ventures through the closing date and as a combination of joint ventures and wholly-owned interests for the balance of the quarter, the Company required additional time to complete the consolidation for the previous quarter. The extensive effort required to complete the Company’s Form 10-K for the year ended December 31, 2014 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 disrupted the normal timing for closing the books for the quarter ended June 30, 2015. For additional information, please see the Form 12b-25 filed on August 11, 2015.

The New York Stock Exchange (the "NYSE") provided formal notification to the Company on August 18, 2015 that it is not currently in compliance with the NYSE's continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual. Such notices are routinely issued by the NYSE in situations when there are late filings with the SEC.

Under NYSE rules, the Company has six months from August 17, 2015, subject to ongoing evaluation, to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Until the Company files its Quarterly Report, the Company expects that its common stock, which is listed on the NYSE under the symbol "CCG," will be assigned an "LF" indicator to signify late filing status. The Company can regain compliance with the NYSE listing standards at any time during this six-month period once it files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 with the SEC. If the Company fails to file its quarterly report within such six-month period, the NYSE may, in its sole discretion, allow the Company’s common stock to trade for up to an additional six months depending on specific circumstances as outlined in the rule. It is expected that the Company would need to submit an official request to the NYSE for the NYSE’s consideration at the appropriate time.

While the Company is working diligently to complete the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and currently expects to complete and file the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 within six months of its due date, no assurance can be given that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 will be filed within such period, or that the NYSE would allow the Company’s securities to trade for up to an additional six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.

	By:	/s/ Scott R. Rochon
Scott R. Rochon
Chief Accounting Officer

Dated: August 24, 2015